Exhibit 10.1

EXECUTION VERSION

 SECOND INCREMENTAL FACILITY AMENDMENT AND SECOND AMENDMENT

dated as of May 14, 2019

to the

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 28, 2017

among

MALIBU BOATS, LLC,
as the Borrower

MALIBU BOATS HOLDINGS, LLC,
as the Parent and a Guarantor

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
as the other Guarantors

THE LENDERS FROM TIME TO TIME PARTY HERETO,

JPMORGAN CHASE BANK, N.A.
as Syndication Agent

FIRST TENNESSEE BANK NATIONAL ASSOCIATION
and
REGIONS BANK,
as Co-Documentation Agents

and

SUNTRUST BANK,
as Administrative Agent, Swingline Lender and Issuing Bank

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SUNTRUST ROBINSON HUMPHREY, INC.
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

SECOND INCREMENTAL FACILITY AMENDMENT AND SECOND AMENDMENT
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND INCREMENTAL FACILITY AMENDMENT AND SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of May 14, 2019 to the Credit Agreement referenced below is by and among Malibu Boats, LLC, a Delaware limited liability company (the “Borrower”), Malibu Boats Holdings, LLC, a Delaware limited liability company (the “Parent”), the Guarantors identified on the signature pages hereto, the Incremental Lenders (defined below) and SunTrust Bank, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, a revolving credit facility and term loan facility have been extended to the Borrower pursuant to the Second Amended and Restated Credit Agreement (as further amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of June 28, 2017 among the Borrower, the Parent, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section 2.23 of the Credit Agreement, the Borrower has requested that (a) the financial institutions identified on the signature pages hereto as “Incremental Lenders” (collectively, the “Incremental Lenders”) provide a portion of an increase to the Aggregate Revolving Commitments in an aggregate principal amount of $35,000,000 as set forth on Schedule I attached hereto (the “Incremental Revolving Commitments”) and (b) each Lender with a Revolving Commitment agrees to extend the Revolving Commitment Termination Date for the Revolving Commitments to July 1, 2024 and (c) the Credit Agreement be otherwise amended in the manner provided for herein; and

WHEREAS, each Incremental Lender has agreed to provide an Incremental Revolving Commitment and the Lenders have agreed to amend the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement as amended by this Amendment.

2.    Increase of Aggregate Revolving Commitments.

(a)    Each Incremental Lender severally agrees to make its portion of the increase in the Aggregate Revolving Commitments available to the Borrower in an amount equal to its Incremental Revolving Commitment. The Incremental Revolving Commitments of the Incremental Lenders shall be as set forth on Schedule I attached hereto. The existing Schedule I to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule I attached hereto. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Aggregate Revolving Commitments shall be $120,000,000 after giving effect to this Amendment.

(b)    Subject to the terms and express conditions set forth herein, each Incremental Lender severally agrees to make its Incremental Revolving Commitment available to the Borrower in Dollars commencing on the Effective Date.

(c)    The proceeds of the initial Borrowing pursuant to the Incremental Revolving Commitments shall be used by the Borrower for the purposes set forth in section 5.10 of the Credit Agreement.

(d)    The Applicable Margin with respect to the Incremental Revolving Commitments shall be as set forth in the Credit Agreement.

(e)    The Commitment Fee with respect to the Incremental Revolving Commitments shall be as set forth in the Credit Agreement.

(f)    The Maturity Date with respect to the Incremental Revolving Commitments established pursuant to this Agreement shall be as set forth in the Credit Agreement.

3.    Amendments to Credit Agreement. Subject to the occurrence of the conditions set forth in Section 4 below:

(a)    Section 1.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Incremental Amount” means the sum of (i) $75,000,000 plus (ii) such additional amounts so long as immediately after giving effect to the establishment of commitments in respect thereof pursuant to Section 2.23 (and assuming the Revolving Commitments (including any increase to the Revolving Commitments contemplated at such time) are fully drawn) and the use of the proceeds of the loans thereunder, the Consolidated Leverage Ratio does not exceed 2.50:1.00 (it being understood and agreed that, unless notified by the Borrower, (A) the Borrower shall be deemed to have utilized amounts of the type described in clause (ii) above prior to the utilization of amounts under clause (i) above and (B) Loans may be incurred in respect of any or all of the clauses (i) and (ii) above, and the proceeds from any such incurrence in respect of clauses (i) and (ii) above, may be utilized in a single transaction by, first, calculating the incurrence in respect of clause (ii) above (without giving effect to any incurrence in respect of clause (i)), and second, calculating the incurrence in respect of clause (i) above (the foregoing amount, the “Available Incremental Amount”)). Notwithstanding anything in this Agreement to the contrary, any Incremental Term Loans the proceeds of which are used to repay or otherwise redeem, repurchase or retire Term Loans or Revolving Loans (and, in the case of Revolving Loans, permanently reduce the Revolving Commitment by the amount thereof) shall not utilize any portion of the Available Incremental Amount and shall not reduce the Incremental Amount.
“Limited Condition Transaction” means any acquisition or other Investment permitted hereunder by the Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Mortgaged Property” means any real property of a Loan Party subject to a Mortgage pursuant to the terms hereof.
“Screen Rate” shall mean the rate specified in the definition of LIBOR.
“Second Amendment Effective Date” means the date on which the conditions set forth in Section 4 of the Second Incremental Facility Amendment and Second Amendment have been met.
“Second Incremental Facility Amendment and Second Amendment” shall mean that certain Second Incremental Facility Amendment and Second Amendment to Second Amended and Restated Credit Agreement dated as of May 14, 2019 among the Borrower, the Parent, the other Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent.
(b)    In Section 1.1 of the Credit Agreement, the definition of “Aggregate Revolving Commitments” is amended to read as follows:

“Aggregate Revolving Commitments” shall mean the Revolving Commitments of all the Lenders at any time outstanding. As of the Second Amendment Effective Date, the aggregate amount of the Aggregate Revolving Commitments is $120,000,000.

(c)    In Section 1.1 of the Credit Agreement, the definition of “Applicable Margin” is amended by deleting the current pricing grid set forth therein and replacing it with the following:

Level	Consolidated Leverage Ratio	Eurodollar Loans and Letter of Credit Fee	Base Rate Loans	Commitment Fee and Delayed Draw Term Loan Commitment Fee
I	<1.00:1.00	1.25%	0.25%	0.20%
II	≥ 1.00:1.00 but < 1.75:1.00	1.50%	0.50%	0.25%
III	≥ 1.75:1.00 but ˂ 2.50:1.00	1.75%	0.75%	0.30%
IV	≥ 2.50:1.00 but ˂ 3.00:1.00	2.00%	1.00%	0.35%
V	≥ 3.00:1.00	2.25%	1.25%	0.40%

(d)    In Section 1.1 of the Credit Agreement, clause (J) of the definition of “Consolidated EBITDA” is hereby amended to read as follows:

“(J) cash expenses in connection with restructurings and other management initiatives and any other non-recurring cash expenses, in an aggregate amount not to exceed ten percent (10%) of Consolidated EBITDA (calculated prior to giving effect to this addback) in any four fiscal quarter period”

(e)    In Section 1.1 of the Credit Agreement, clauses (f) and (g) of the definition of “Consolidated Excess Cash Flow” are hereby amended to read as follows:

“(f) voluntary prepayments during such period made on Consolidated Total Debt permitted under Sections 7.1(b), (g), (o), (r) or (t) minus”

“(g) Restricted Payments permitted under Sections 7.5(d), (f), (i) and (j) during such period minus”

(f)    In Section 1.1 of the Credit Agreement, in the definition of “Consolidated Leverage Ratio”, the reference to “$20,000,000” is hereby replaced with a reference to “$30,000,000”.

(g)    In Section 1.1 of the Credit Agreement, the last sentence in the definition of “Delayed Draw Term Loan Commitments” is hereby amended to read as follows:

As of the Second Amendment Effective Date, (i) the Delayed Draw Term Loans have been borrowed in full and the Delayed Draw Term Loan Commitments have been terminated, (ii) Twenty-Two Million Nine Hundred Sixty-Eight Thousand Seven Hundred Fifty Dollars ($22,968,750) of Delayed Draw Term Loans have been converted to outstanding Revolving Loans pursuant to Section 2.2 and (iii) the aggregate principal amount of all Lenders’ Delayed Draw Term Loans is Forty-Nine Million Two-Hundred Eighteen Thousand Seven Hundred Fifty Dollars ($49,218,750).

(h)    In Section 1.1 of the Credit Agreement, in the definition of “Interest Period”, clause (e) is hereby amended to read as follows:

“(e)    no Interest Period for any Revolving Loan may extend beyond the date specified in clause (i) of the definition of Revolving Commitment Termination Date, and no Interest Period for any Term Loan may extend beyond the date specified in clause (i) of the definition of Maturity Date.”

(i)    In Section 1.1 of the Credit Agreement, in the definition of “LIBOR”, the following parenthetical is hereby inserted immediately prior to the phrase “; provided, that”:

(such rate, the “Screen Rate”)

(j)    In Section 1.1 of the Credit Agreement, in the definition of “Material Indebtedness”, the reference to “$7,500,000” is hereby replaced with a reference to “$15,000,000.”

(k)    In Section 1.1 of the Credit Agreement, the definition of “Permitted Acquisition” is amended by deleting the reference in clause (b) to “Closing Date” and replacing it with a reference to “Second Amendment Effective Date” and the following proviso is added as an additional proviso to such definition:

“; provided, further, that the requirements herein shall be subject to Section 1.7 hereof in the case of a Limited Condition Transaction.”

(l)    In Section 1.1 of the Credit Agreement, the definition of “Revolving Commitment Termination Date” is amended to read as follows:

“Revolving Commitment Termination Date” shall mean the earlier of (i) July 1, 2024 and (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 or 8.1.

(m)    In Section 1.1 of the Credit Agreement, in the definition of “Share Repurchase Payments”, each reference to “$20,000,000” is hereby replaced with a reference to “$35,000,000.”

(n)    In Section 1.1 of the Credit Agreement, the last sentence in the definition of “Term Loan A Commitment” is hereby amended to read as follows:

As of the Second Amendment Effective Date, (i) the Term Loan A has been borrowed in full and the Term Loan A Commitment has been terminated, (ii) Twelve Million Thirty-One Thousand Two Hundred Fifty Dollars ($12,031,250) of Term Loan A have been converted to outstanding Revolving Loans pursuant to Section 2.2 and (iii) the aggregate principal amount of all Lenders’ Term Loan A is Twenty-Five Million Seven Hundred Eighty-One Thousand Two-Hundred Fifty Dollars ($25,781,250).

(o)    The following new Section 1.7 is hereby added immediately following Section 1.6 of the Credit Agreement:

1.7    Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (i) calculating any applicable ratio in connection with the making of an Investment, including any Permitted Acquisitions, the making of a Restricted Payment or the repayment of Indebtedness, (ii) determining the accuracy of any representation or warranty, (iii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or (iv) determining compliance with any other condition precedent to any action or transaction, in each case of clauses (i) through (iv) in connection with a Limited Condition Transaction, the date of determination of such ratio, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), be deemed to be the date of declaration of such Restricted Payment or the date that the definitive agreement for such Restricted Payment, Investment, or repayment, repurchase or refinancing of Indebtedness is entered into, or the date such notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness is given to the holders of such Indebtedness (the “LCA Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions are calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent fiscal quarter ending prior to the LCA Test Date for which financial statements have been delivered pursuant to Section 5.1(a) or (b), as applicable, the Borrower could have taken such action on the relevant LCA Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, (x) unless an Event of Default pursuant to 8.1(a), 8.1(b), 8.1(h), 8.1(j) or 8.1(i) shall be continuing on the date such

Limited Condition Transaction is consummated, and (y) so long as the date on which such Limited Condition Transaction occurs is not more than six (6) months after the LCA Test Date. For the avoidance of doubt, (i) if any of such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in any such ratio (including due to fluctuations in Consolidated EBITDA), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions are permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction, so long as the date on which such Limited Condition Transaction is consummated is not more than six (6) months after the LCA Test Date. If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For purposes of any calculation pursuant to this Section 1.7 of the Consolidated Fixed Charge Coverage Ratio, clause (a) of the definition of Consolidated Fixed Charges may be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Transaction based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.
(p)    In Section 2.2 the following sentence is added to the end thereof to read as follows:

On the Second Amendment Effective Date, (i) Twenty-Two Million Nine Hundred Sixty-Eight Thousand Seven Hundred Fifty Dollars ($22,968,750) of Delayed Draw Term Loans shall be converted to outstanding Revolving Loans, (ii) Twelve Million Thirty-One Thousand Two Hundred Fifty Dollars ($12,031,250) of Term Loan A shall be converted to outstanding Revolving Loans, and (iii) after giving effect to such conversions in clauses (i) and (ii) above, the aggregate outstanding principal amount of Revolving Loans is Fifty-Five Million Dollars ($55,000,000).

(q)    Section 2.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.16    Inability to Determine Interest Rates.
(a)    If prior to the commencement of any Interest Period for any Eurodollar Borrowing,
(i)    the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, or
(ii)    the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the

Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing or Notice of Conversion/Continuation has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.
(b)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Screen Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 11.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.16(b), only to the extent the Screen Rate for the applicable currency and/or such Interest Period is not available or published at such time on a current basis), (x) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Notice of Revolving Borrowing or Notice of Swingline Borrowing requests a Eurodollar Borrowing, such Borrowing shall be made as a Base Rate Borrowing; provided, that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(r)    Section 2.23 of the Credit Agreement is hereby amended to:

(i)     restate clauses (a) and (b) thereof in their entirety to read as follows:

(a) So long as no Default or Event of Default has occurred and is continuing and the Borrower would be in pro forma compliance with the financial covenants set forth in Article VI after giving effect thereto, from time to time after the Second Amendment Effective Date, Borrower may, upon at least 15 days’ (or such shorter period of time as the Administrative Agent may agree in its sole discretion) written notice to the Administrative Agent, propose to increase the Aggregate Revolving Commitments or to establish one or more new additional term loans (each, an “Incremental Term Loan”) by an amount not to exceed the Incremental Amount (the amount of any such increase or the principal amount of any such Incremental Term Loan, the “Additional Commitment Amount”) and in a minimum amount of at least $3,000,000 or a larger multiple of $1,000,000. With respect to any Incremental Term Loan, (x) the final maturity date shall be no earlier than the latest Maturity Date for any then existing Term Loan, (y) the weighted average life to maturity of such Incremental Term Loan shall not be shorter than the weighted average life to maturity of any then existing Term Loan and (z) the Applicable Margin for the Incremental Term Loan shall not be more than 75 basis points (0.75%) more than the Applicable Margin with respect to any then existing Term Loan, unless the Applicable Margin for any then existing Term Loan is increased to the Applicable Margin for the Incremental Term Loan minus 75 basis points (0.75%). For the avoidance of doubt, no Lender (or any successor thereto) shall have any obligation to increase its Revolving Commitment or its other obligations under this Agreement and the other Loan Documents or provide any Incremental Term Loan Commitment, and any decision by a Lender to increase its Revolving Commitment or provide any Incremental Term Loan Commitment shall be made in its sole discretion independently from any other Lender.

(b)    The allocations with respect to any increase to the Revolving Commitments or any Incremental Term Loan shall be determined by the Borrower. The Borrower may designate any bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Revolving Commitment and/or provide an Incremental Term Loan Commitment, as applicable, and in the case of any other such Person (an “Additional Lender”), become a party to this Agreement; provided, however, that any new bank or financial institution must be reasonably acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld or delayed. The sum of the increases in the Revolving Commitments and/or the principal amount of Incremental Term Loans of the existing Lenders pursuant to this subsection (b) plus the Revolving Commitments and/or the principal amount of Incremental Term Loans of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Additional Commitment Amount.

(ii)    add the following language at the end of clause (e):

Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Commitments or Loans (including pursuant to Section 2.23 or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Laws and as otherwise reasonably required by the Administrative Agent and (2) the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably withheld, conditioned or delayed).

(s)    Section 4.11 of the Credit Agreement is hereby amended to add the following clause (e) immediately following clause (d):

With respect to each Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Loan Party (A) has obtained and will maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Loan Party ceases to be financially sound and reputable after the Closing Date, in which case, the Borrower shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent and the Lenders may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent and such Lender, including, without limitation, evidence of annual renewals of such insurance.

(t)    Section 5.12 of the Credit Agreement is hereby amended by adding the phrase “, any Lender, or any Affiliate of any Lender” after the first reference to the “Administrative Agent” in Section 5.12(a).

(u)    Section 5.13 of the Credit Agreement is hereby amended to add the following language at the end of clause (b) thereof:

Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by any Loan Party after the Closing Date until (1) the date that occurs 45 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Borrower of that fact and (if applicable) notification to the Borrower  that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower of such notice; and (iii) if such notice is required to be provided to the Borrower and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (2) the Administrative Agent shall have received written confirmation from the Lenders the that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).

(v)    Section 6.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.2    Consolidated Leverage Ratio. The Parent and its Subsidiaries on a consolidated basis will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending on June 30, 2019, a Consolidated Leverage Ratio of not greater than:

Fiscal Quarter	Consolidated Leverage Ratio
Each Fiscal Quarter ending prior to September 30, 2020	3.00:1.0
Fiscal Quarter ending September 30, 2020 and each Fiscal Quarter ending prior to September 30, 2021	2.75:1.0
Fiscal Quarter ending September 30, 2021 and each Fiscal Quarter ending thereafter	2.50:1.00

; provided that, the maximum Consolidated Leverage Ratio permitted to be maintained pursuant to this Section 6.2 shall increase by (i) 0.50 for the Fiscal Quarter in which a Qualified Acquisition has occurred and for the subsequent Fiscal Quarter and (ii) 0.25 for the third and fourth Fiscal Quarters after which a Qualified Acquisition has occurred; provided further, that, in no event shall the maximum Consolidated Leverage Ratio permitted under this Section 6.2 exceed 3.25:1.00 as the result of any such “step-up” provided for herein.

(w)    Section 7.1(g) of the Credit Agreement is hereby amended to delete the phrase “not to exceed $4,000,000 of new Indebtedness in any one Fiscal Year, and”.

(x)    In Section 7.1(t) of the Credit Agreement, the reference to “$7,500,000” is hereby replaced with a reference to “$15,000,000”.

(y)    In Section 7.2(u) of the Credit Agreement, the reference to “$5,000,000” is hereby replaced with a reference to “$7,500,000”.

(z)    In Section 7.4(s) of the Credit Agreement, the reference to “$8,000,000” is hereby replaced with a reference to “$15,000,000”.

(aa)    In Section 7.5(j) of the Credit Agreement, the reference to “$6,000,000” is hereby replaced with a reference to “$10,000,000”.

(bb)    In Section 7.6(n) of the Credit Agreement, the reference to “$5,000,000” is hereby replaced with a reference to “$10,000,000”.

(cc)    In Sections 8.1(k) and (l) of the Credit Agreement, each reference to “$7,500,000” is hereby replaced with a reference to “$15,000,000”.

(dd)    Section 11.2 of the Credit Agreement is hereby amended by adding the phrase “or Revolving Commitment Termination Date” after the first reference to “Maturity Date” in the penultimate paragraph thereof.

4.    Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon satisfaction (or waiver by each Lender and each Incremental Lender) of each of the following conditions precedent:

(a)    Amendment. Receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the Parent, the Guarantors, the Required Lenders, each Incremental Lender (including the New Lender) and the Administrative Agent.

(b)    Organizational Documents; Resolutions and Certificates. Receipt by the Administrative Agent of:

(i)    a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of such Loan Party’s Organizational Documents and resolutions of its board of directors (or equivalent governing body), authorizing the execution, delivery and performance of this Amendment and certifying the name, title and true signature of each officer of such Loan Party executing this Amendment; and

(ii)    certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party.

(c)    Opinions of Counsel. Receipt by the Administrative Agent of favorable written opinions of counsel to the Loan Parties addressed to the Administrative Agent and each of the Incremental Lenders regarding, among other things, the binding effect and enforceability of this Amendment and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

(d)    Fees and Expenses. All fees required to be paid on the date hereof and all reasonable out-of-pocket expenses required to be paid on the date hereof, to the extent invoiced at least one Business Day prior to the date hereof, shall have been paid.

(e)    Officer’s Closing Certificate. Receipt by the Administrative Agent of a certificate, dated as of the Effective Date and signed by a Responsible Officer certifying on behalf of the Loan Parties that (i) after giving effect to the funding of the initial Borrowing under the Incremental Revolving Commitments on the Effective Date (A) no Default or Event of Default shall have occurred and be continuing, (B) the Loan Parties are in compliance with the financial covenants set forth in Sections 6.1 and 6.2 of the Credit Agreement, on a Pro Forma Basis, recomputed as of the end of the period of the four Fiscal Quarters most recently ended for which the Borrower has delivered financial statements under the Credit Agreement and (C) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects, on and as of the Effective Date) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) each Loan Party is Solvent before and after giving effect to the any Borrowing under the Incremental Revolving Commitments on the Effective Date and the consummation of the other transactions contemplated herein.

For purposes of determining whether the conditions set forth in this Section 4 have been satisfied, by releasing its signature page hereto, each Incremental Lender shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to, such Incremental Lender.

5.    New Lender Joinder. Bank of America, N.A. (the “New Lender”), the other Lenders, the Administrative Agent and the Loan Parties acknowledge, agree and confirm that the New Lender shall from and after the Second Amendment Effective Date be deemed to be a party to the Credit Agreement, and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.  The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii)  from and after the Second Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder and (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1(a) and (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (c) hereby irrevocably appoints SunTrust Bank as Administrative Agent under the Credit Agreement and the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are incidental thereto.

6.    Representations and Warranties; No Default. Each Loan Party represents and warrants that after giving effect to this Amendment (a) the representations and warranties made by the Loan Parties in each Loan Document are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (b) no Default or Event of Default has occurred and is continuing or would result from the initial Borrowing under the Incremental Revolving Commitments.

7.    Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

8.    Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

9.    Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

10.    No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

11.    Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

12.    Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with and be governed by the Law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Incremental Facility Amendment and Second Amendment to Second Amended and Restated Credit Agreement to be duly executed and delivered as of the date first written above.

BORROWER:
MALIBU BOATS, LLC,
a Delaware limited liability company

By:    /s/ Wayne Wilson
Name: Wayne Wilson
Title: Chief Financial Officer
PARENT:
MALIBU BOATS HOLDINGS, LLC,
a Delaware limited liability company

By:    /s/ Wayne Wilson
Name: Wayne Wilson
Title: Chief Financial Officer
GUARANTORS:
MALIBU AUSTRALIAN ACQUISITION CORP.,
a Delaware corporation

By:    /s/ Wayne Wilson
Name: Wayne Wilson
Title: Secretary and Treasurer
COBALT BOATS, LLC,
a Delaware limited liability company

By:    /s/ Wayne Wilson
Name: Wayne Wilson
Title: Chief Financial Officer
PB HOLDCO, LLC,
a Delaware limited liability company

By:    /s/ Wayne Wilson
Name: Wayne Wilson
Title: Chief Financial Officer
[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:
SUNTRUST BANK, as Administrative Agent

By:    /s/ James Ford
Name: James Ford
Title: Managing Director

[SIGNATURE PAGES CONTINUE]

LENDERS AND
INCREMENTAL LENDERS:
SUNTRUST BANK, as a Lender and an Incremental Lender

By:    /s/ James Ford
Name: James Ford
Title: Managing Director

JP MORGAN CHASE BANK, N.A., as a Lender and an Incremental Lender

By:    /s/ Rob Villas
Name: Rob Villas
Title: Authorized Officer

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender and an Incremental Lender

By:    /s/ Amy Avery
Name: Amy Avery
Title: Senior Vice President

REGIONS BANK, as a Lender and an Incremental Lender

By:    /s/ Brand Hosford
Name: Brand Hosford
Title: Vice President

BANK OF AMERICA, N.A., as a Lender and an Incremental Lender

By:    /s/ John M. Hall
Name: John M. Hall
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and an Incremental Lender

By:    /s/ Nicole Harrell
Name: Nicole Harrell
Title: Vice President

[SIGNATURE PAGES CONTINUE]

UNITED COMMUNITY BANK, as a Lender and an Incremental Lender

By:    /s/ Jeff Wilson
Name: Jeff Wilson
Title: Vice President

SCHEDULE I

Schedule I

COMMITMENT AMOUNTS